99 (CENT) ONLY STORES(R) REPORTS EARNINGS PER SHARE OF $0.20 FOR THE FIRST QUARTER ENDED MARCH 31, 2003.

     CITY OF COMMERCE, CA - April 22, 2003 -- 99 (Cent) Only Stores(R) (NYSE:NDN) reported earnings per share increased 17.6% to $0.20 for the first quarter of 2003, compared with earnings per share of $0.18 for the first quarter of 2002. Net Income for the first quarter of 2003 was $14.6 million, up 17.2% over 2002.
     Gross margin for the quarter was 40.4% versus 39.4% in 2002. Retail gross margin for the first quarter of 2003 was 41.7%, versus 41.2% in 2002. This increase in the retail gross margin in the quarter results from favorable product sales mix factors.
     Operating income for the quarter was $22.9 million up 18.6% over $19.3 million for the first quarter of 2002. Operating expenses in the first quarter of 2003 were 28.7% of sales versus 27.5% for the same period in 2002. Operating expenses were primarily impacted by costs associated with the new Texas distribution center, depreciation, health care and workers compensation.
     Retail sales for the quarter increased 23.4% to $184.7 million from $149.6 million in 2002. Total sales including wholesale were $196.4 million, up 20.4% over sales of $163.1 million in 2002. Same-store-sales for the first quarter
2003  increased  4.3%.
     Eric Schiffer, President of the Company said, "We are pleased to report better than expected earnings per share growth for the quarter. Our objective continues to be to grow earnings at 20% per year. We expect to achieve our goal of opening 38 new stores this year including at least 15 in Texas. The Company also expects to open five stores in the second quarter including its first Texas stores in late June in the Houston area. Our balance sheet continues to remain strong with about $175 million in cash and marketable securities and no debt."
     99 (Cent) Only Stores(R), the nation's oldest existing one-price retailer, operates 154 retail stores in California, Nevada and Arizona and a wholesale division called Bargain Wholesale. 99 (Cent) Only Stores(R) emphasizes name-brand consumables, priced at an excellent value, in attractively merchandised stores.

     This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ materially from these forward-looking statements include, changes in the competitive market place, general economic conditions, factors affecting the retail industry in general, the timing of new store openings, the ability of the Company to identify and obtain leases for new stores, the ability of the Company to acquire inventory at favorable costs, and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                              99 (CENT) ONLY STORES
                              STATEMENTS OF INCOME
                (Amounts in thousands except per share amounts)
                                  (Unaudited)

                            Three Months Ended March 31
                              2003              2002
                            --------          --------
Net sales:
 99 (Cent) Only Stores      $184,713   94.0%  $149,647   91.8%
 Bargain Wholesale            11,710    6.0%    13,456    8.2%
                            --------  ------  --------  ------
     Net sales               196,423  100.0%   163,103  100.0%
Cost of sales                117,025   59.6%    98,861   60.6%
                            --------  ------  --------  ------
    Gross profit              79,398   40.4%    64,242   39.4%
Selling, general and
administrative expenses       51,349   26.1%    40,982   25.1%
Depreciation                   5,134    2.6%     3,940    2.4%
                            --------  ------  --------  ------
Total operating expenses      56,483   28.7%    44,922   27.5%
                            --------  ------  --------  ------
    Operating income          22,915   11.7%    19,320   11.9%
Other income                   1,194    0.6%     1,085    0.6%
                            --------  ------  --------  ------
Income before taxes           24,109   12.3%    20,405   12.5%
Provision for taxes            9,500    4.8%     7,935    4.8%
                            --------  ------  --------  ------
   Net Income               $ 14,609    7.5%  $ 12,470    7.7%
                            ========  ======  ========  ======


Basic earnings per share    $   0.21          $   0.18
                            ========          ========

Diluted earnings per share  $   0.20          $   0.18
                            ========          ========

Weighted average number of
Common shares outstanding:

    Basic                     70,469            69,558
    Diluted                   71,536            70,925

                              99 (CENT) ONLY STORES
                                 BALANCE SHEETS
                              (Amounts in thousands)


                                                   March 31,     December 31,
                                                      2003           2002
                                                  ------------  --------------
                                                  (Unaudited)     (Audited)
ASSETS:
Cash                                              $        289  $        7,985
Short-term investments                                 140,429         146,857
Receivables, net                                         2,670           2,753
Due from shareholder                                       735           1,232
Inventories                                             86,523          83,176
Other current assets                                     2,630           2,869
                                                  ------------  --------------
      Total current assets                             233,276         244,872

Property and Equipment, net                            157,811         127,560

Long term investments in marketable securities          34,217          37,223
Deferred taxes                                          19,078          19,078
Other assets                                            11,770          11,177
                                                  ------------  --------------
                                                        65,065          67,478
                                                  ------------  --------------
      Total assets                                $    456,152  $      439,910
                                                  ============  ==============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current portion of capitalized lease              $         40  $           40
Accounts payable                                        13,381          16,946
Accrued expenses                                         9,535          10,157
Workers Compensation                                     8,035           7,725
Income tax payable                                       6,907           3,518
                                                  ------------  --------------
      Total current liabilities                         37,898          38,386

Deferred rent                                            2,270           2,210
Deferred compensation liability                          1,220           1,102
Capitalized lease obligation                             1,586           1,597
                                                  ------------  --------------
                                                         5,076           4,909

Shareholders' equity                                   413,178         396,615
                                                  ------------  --------------


      Total liabilities and shareholders' equity  $    456,152  $      439,910
                                                  ============  ==============

                                           99 (CENT) ONLY STORES
                                         STATEMENTS OF CASH FLOWS
                                               (Unaudited)
                                          (Amounts in thousands)

                                                                                    Three Months March 31,
                                                                                       2003       2002
                                                                                     ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $ 14,609   $ 12,470
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . . .     5,134      3,940
    Tax benefit from exercise of non qualified employee stock options . . . . . . .       847        406
  Changes in assets and liabilities associated with operating activities:
    Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        83     (1,084)
    Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (3,346)      (709)
    Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (273)      (954)
    Due from shareholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       497          -
    Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (3,565)    (1,020)
    Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (622)     2,243
    Workers' compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       310        472
    Income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3,389      7,502
    Deferred rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        60         29
                                                                                     ---------  ---------
       Net cash provided by operating activities. . . . . . . . . . . . . . . . . .    17,123     23,295
                                                                                     ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment . . . . . . . . . . . . . . . . . . . . . . .   (35,385)    (9,322)
  Investment in partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . .        36          -
  Net sales of short and long term investments. . . . . . . . . . . . . . . . . . .     9,434     (7,219)
                                                                                     ---------  ---------
        Net cash used in investing activities . . . . . . . . . . . . . . . . . . .   (25,915)   (16,541)
                                                                                     ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of capital lease obligation. . . . . . . . . . . . . . . . . . . . . . .       (11)        (9)
  Proceeds from exercise of stock options . . . . . . . . . . . . . . . . . . . . .     1,107      1,492
                                                                                     ---------  ---------
        Net cash provided by financing activities . . . . . . . . . . . . . . . . .     1,096      1,483
                                                                                     ---------  ---------
NET INCREASE (DECREASE) IN CASH . . . . . . . . . . . . . . . . . . . . . . . . . .    (7,696)     8,237
CASH, beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7,985        232
                                                                                     ---------  ---------
CASH, end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    289   $  8,469
                                                                                     =========  =========


NOTE TO EDITORS: 99 (CENT) ONLY STORES(R) NEWS RELEASES AND INFORMATION AVAILABLE ON THE WORLD WIDE WEB AT HTPP://WWW.99ONLY.COM CONTACT: 99 (CENT) ONLY STORES(R), CITY OF COMMERCE, CALIFORNIA, ANDY FARINA, CFO, 323/881-9933--99
(CENT)  --